CONVERSION AND SETTLEMENT AGREEMENT WITH MUTUAL GENERAL RELEASES

This **Agreement** (hereinafter the "Agreement") is entered into as of September 26, 2005 by and between AccuPoll Holding Corp., AccuPoll, Inc. and Dennis Vadura (collectively, the "AccuPoll Parties"), on one hand, and Corporate Legal Services, LLP ("CLS"), Palisades Capital, LLC ("Palisades") Hyde Investments, LLC ("Hyde"), Livingston Investments, Ltd. ("Livingston") and GCH Capital, Ltd. ("GCH" and, together with CLS, Palisades, Hyde and Livingston, the "Lender Parties"), on the other hand. The AccuPoll Parties and the Lenders are referred to collectively herein as the "Parties".

RECITALS

1. On or about April 23, 2002, GCH entered into a consulting agreement with the AccuPoll Parties (the "2002 Consulting Agreement") and on or about April 23, 2004 GCH and the AccuPoll Parties entered into another consulting agreement (the "2004 Consulting Agreement," and, together with the 2002 Consulting Agreement, the "Consulting Agreements").

2. On or about November 20, 2003, the AccuPoll Parties entered into a Debenture with Livingston. Such Debenture, as amended to date, is referred to herein as the "Livingston Debenture." Livingston alleges that the balance owed to Livingston on the Livingston Debenture is $1,163,007.99, plus accrued interest. The AccuPoll Parties have disputed this balance.

3. On or about November 20, 2003, the AccuPoll Parties entered into a Debenture with Hyde. Such Debenture, as amended to date, is referred to herein as the "Hyde Debenture." Hyde has alleged that the balance owed to Hyde on the Hyde Debenture is $1,294,283.67, plus accrued interest. The AccuPoll Parties have disputed this balance.

4. On or about June 20, 2003, the AccuPoll Parties entered into a Debenture with Palisades. Such Debenture, as amended to date, is referred to herein as the "Palisades Debenture." Palisades has alleged that the balance owed to Palisades on the Palisades Debenture is $968,796.83, plus accrued interest. The AccuPoll Parties have disputed this balance.

5. The AccuPoll Parties have requested that Palisades, Hyde and Livingston convert their Debentures and enter into this Agreement, and Palisades, Hyde and Livingston have agreed to do so. In addition, the AccuPoll Parties have requested that the Consulting Agreement be terminated, and that GCH enter into this Agreement, and GCH has agreed to do so.

6. CLS is a law firm that has provided legal services to the Lender Parties.

7. For purposes of this Agreement, an ***affiliate*** of, or person or entity ***affiliated*** with, a specified person or entity, is a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified in this Agreement.

8. The AccuPoll Parties and the Lender Parties believe that it is in their mutual best interests to resolve their disputes, claims and causes of action, fully, finally and forever, pursuant to the terms of this Agreement and intend to do so by signing this Agreement.

NOW, THEREFORE, in consideration of the covenants, representations, warranties, conditions, and mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, and each of them, agree as follows:

1. Recitals. Each of the foregoing paragraphs is incorporated herein by reference and is understood and agreed to constitute a material part of this agreement.

2. Closing. The Closing of this Agreement shall take place Tuesday, September 27, 2005, or at such other time and place as the parties may agree in writing.

3. Conversion. Palisades, Hyde and Livingston, the holders of the Palisades Debenture, Hyde Debenture and Livingston Debenture, respectively, agree to convert $2,242,000 of the disputed balance on September 9, 2005 into a total of 59,000,000 shares of common stock of AccuPoll Holding Corp. Such amount, at $0.038 per share, represents 50% of the average of the lowest 3 days closing price for the 20 trading days immediately prior to conversion date. The Debenture holders shall determine, in their sole discretion, which individual portion of each Debenture is converted, and which portion is waived, such that the oldest balances shall be converted first, and the youngest balances shall be waived. Debenture holders further agree to waive any additional shares due under the debentures for a total and full satisfaction of the Debentures, and the Debentures shall then be released and discharged. The shares will be issued with standard Rule 144 restrictive legends (and no other legends), and delivered to such parties as specified in paragraph 4, below. Upon Closing, the Lender Parties hereby authorize the AccuPoll Parties to file UCC-3s indicating the release and discharge of all of the Lender Parties' security interests and liens in assets of the AccuPoll parties.

4. Deliveries of the Parties. Each Party agrees to make the following deliveries at the following dates:

a. CLS and GCH Deliveries. At the Closing, CLS and GCH shall deliver:
   i. An executed original or facsimile (with original to follow) of this agreement;
   ii. Any and all outstanding warrants for cancellation, or a certification that no warrants can be located and are thereby cancelled.

b. Palisades Deliveries. At the Closing, Palisades shall deliver:
   i. an executed original or facsimile (with original to follow) of this Agreement;
   ii. a cancelled original of the Palisades Debenture (including the original debenture and all amendments);
   iii. Any and all outstanding warrants for cancellation, or a certification that no warrants can be located and are thereby cancelled.

c. Hyde Deliveries. At the Closing, Hyde shall deliver:
   i. an executed original or facsimile (with original to follow) of this Agreement;
   ii. a cancelled original of the Hyde Debenture (including the original debenture and all amendments);
   iii. Any and all outstanding warrants for cancellation, or a certification that no warrants can be located and are thereby cancelled.

d. Livingston Deliveries. At the Closing, Livingston shall deliver:
   i. an executed original or facsimile (with original to follow) of this Agreement;
   ii. a cancelled original of the Livingston Debenture (including the original debenture and all amendments);
   iii. Any and all outstanding warrants for cancellation, or a certification that no warrants can be located and are thereby cancelled.

e. AccuPoll Parties Deliveries.
   i. At the Closing, the AccuPoll Parties shall deliver:
      (a) an executed original or facsimile (with original to follow) of this Agreement;
      (b) an executed original of a Registration Rights Agreement, embodying the terms of this Agreement,
      (c) 8,800,000 shares of AccuPoll Holding Corp. common stock issued in the name of Palisades;
      (d) 6,000,000 shares of AccuPoll Holding Corp. common stock issued in the name of Hyde;
      (e) 6,000,000 shares of AccuPoll Holding Corp. common stock issued in the name of Livingston;

ii. Seventy-five (75) days after the Closing, the AccuPoll Parties shall deliver to the Lender Parties, by federal express, care of Corporate Legal Services, LLP, 2224 Main Street, Santa Monica, California:
   (a) 200,000 shares of AccuPoll Holding Corp. common stock issued in the name of Palisades;
   (b) 6,000,000 shares of AccuPoll Holding Corp. common stock issued in the name of Hyde;
   (c) 6,000,000 shares of AccuPoll Holding Corp. common stock issued in the name of Livingston;

iii. On March 1, 2006, the AccuPoll Parties shall deliver to the Lender Parties, by federal express, care of Corporate Legal Services, LLP, 2224 Main Street, Santa Monica, California:
   (a) The remaining 7,675,036 shares of AccuPoll Holding Corp. common stock issued in the name of Palisades;
   (b) 6,000,000 shares of AccuPoll Holding Corp. common stock issued in the name of Hyde;
   (c) 6,000,000 shares of AccuPoll Holding Corp. common stock issued in the name of Livingston;

iv. On May 7, 2006, the AccuPoll Parties shall deliver to the Lender Parties, by federal express, care of Corporate Legal Services, LLP, 2224 Main Street, Santa Monica, California:
   (a) The remaining 4,290,803 shares of AccuPoll Holding Corp. common stock issued in the name of Hyde;
   (b) The remaining 2,034,161 shares of AccuPoll Holding Corp. common stock issued in the name of Livingston;

v. Notwithstanding the delivery schedules set forth above, nothing herein shall prevent or restrict Livingston, Hyde or Palisades from lawfully transferring any of the shares they are entitled to receive, in accordance with this Settlement Agreement in which case the AccuPoll Parties shall deliver such transferred shares on the appropriate date to the transferee so long as AccuPoll has received appropriate notice of such transfer. In addition, any of the Lender Parties shall have the right to accelerate the delivery date of any of the shares of AccuPoll Holding Corp. common stock to the extent such Lender Party would not, after such acceleration, beneficially own more than 4.99% of the then issued and outstanding common stock of AccuPoll Holding Corp.

5. Registration Rights. The Parties agree that 25,000,000 of the shares issued and delivered pursuant to sections 3 and 4 above by AccuPoll Holding Corp. to the Lender Parties (as determined and allocated at the sole discretion of the Lender Parties), shall be registered on a registration statement ("Debenture Holders Registration Statement") to be filed by AccuPoll Holding Corp. within sixty days following the date the currently filed registration statement becomes effective or is abandoned or terminated, but in any event within 180 days following the Closing. Provided that all applicable prospectus delivery requirements are satisfied in connection with any sale of shares pursuant to the Debenture Holders Registration Statement, the 25,000,000 shares so registered shall be issued promptly without restrictive legend upon effectiveness of the Debenture Holders Registration Statement.

6. Proxy. Palisades, Hyde and Livingston shall grant an irrevocable proxy to the President and Chief Executive Officer of AccuPoll Holding Corp. with respect to all shares owned by any of the Debenture Holders at any time. Such shares shall be voted as determined by a majority vote of the members of AccuPoll Holding Corp.'s board of directors. At any time AccuPoll Holding Corp. intends to exercise such proxy in a shareholder meeting or action by written consent of the shareholders, Palisades, Hyde and Livingston shall disclose to AccuPoll Holding Corp. the number of shares held by each such shareholder at such time. This proxy will automatically terminate upon any transfer (except a transfer to an affiliate of the shareholder) of the shares of the shareholder to any third party, and shall not, in any way, restrict the transfer of such shares by such shareholder.

7. Upon any request of any of Palisades, Hyde or Livingston, or their successors and assigns, to remove the legend indicating the Rule 144 restriction or any other restriction from the certificates representing shares issued pursuant to this Agreement, such shareholder shall seek an opinion from a nationally recognized law firm. The law firm shall be one to which both parties promptly agree. If the parties cannot promptly agree on a law firm, such shareholder may chose any law firm with which neither it nor any if its affiliates have had any involvement over the preceding five (5) years, and which employs at least 200 partners and associates in the United States. Provided that the law firm so chosen (the "Firm") provides a written opinion stating that the shares can be lawfully reissued without legend, AccuPoll shall use its best efforts to cause the shares to be issued without legend according to the Firm's opinion within five business days of delivery of the opinion, any documents required under Rule 144 (d) and the share certificates to AccuPoll's transfer agent. AccuPoll shall hire and pay for such opinion, however, the Firm shall be considered the shareholder's attorney, and the information provided to the Firm by such shareholder shall be confidential between the Firm and the shareholder unless disclosure is required by law.

8. Prohibition Against Short Selling. Palisades, Hyde, Livingston, and GCH on their behalf, and on behalf of their affiliates, do hereby agree that neither they nor their affiliates will sell short AccuPoll Holding Corp.'s stock. However, suspicion, belief or even proof that this provision has been violated will not provide the AccuPoll Parties with grounds to delay or refuse to make the deliveries required by sections 3 and 4 above. The AccuPoll Parties' sole remedy for the violation of this provision shall be money damages, including but not limited to attorney's fees and costs if any, suffered by the AccuPoll Parties. In addition, the Parties agree that, should AccuPoll bring any action alleging violation of this Paragraph 8, then if it is determined that Palisades, Hyde, Livingston, GCH or their affiliates did in fact sell AccuPoll Holding Corp's stock short, then the parties that did so shall pay to AccuPoll Holding Corp $25,000, in addition to any damages arising from the breach of this provision. However, notwithstanding anything to the contrary in this Agreement, in the event the court does not find that Palisades, Hyde, or their affiliates sold AccuPoll Holding Corp's stock short, then the AccuPoll Parties shall pay to the party they accused of short selling the sum of $25,000 plus all attorney's fees and other costs actually incurred in defending against such allegation.

9. Termination of Liens. Upon the closing of this Agreement on September 27th, 2005, as has been set forth in paragraph 4(a) through (e)(i) above, all of the Lender Parties liens and security interests in the assets of the AccuPoll Parties shall be discharged, released and extinguished. The Lender Parties agree to execute a UCC-3 Financing Statement Amendment and any and all other documents prepared by the AccuPoll Parties to the extent such documents are prepared by the AccuPoll Parties and reasonably necessary to terminate and cancel all such liens and security interests.

10. Termination of Consulting and any and all prior Agreements known or unknown. Upon the Closing of this Agreement on September 27th, 2005, the Consulting Agreement between GCH and AccuPoll and all prior agreements between the Parties and their respective affiliates shall be terminated and superseded by this Agreement. To the extent outstanding, the amount of 6,400,000 warrants held by GCH Capital in AccuPoll are hereby cancelled and superseded by the terms and condition of this agreement. Further, Palisades Capital relinquishes any and all rights to market AccuPoll products. Any additional amounts owed to GCH Capital are likewise cancelled and superseded by this agreement. The Lender Parties are only entitled to the consideration specifically provided for under this agreement any amounts not specifically provided for are discharged and superseded by this agreement. Notwithstanding the foregoing, the Lender Parties are entitled to retain any and all amounts previously paid to them, and any shares of common stock previously issued to them, and the AccuPoll Parties shall not be

entitled to any refund or to recover any such shares that are presently issued and outstanding; provided, however, that notwithstanding this provision, any and all currently outstanding warrants held by any of the Lender Parties are by this agreement terminated.

11. Confidentiality. The Parties agree to hold all information pertaining to the other Parties strictly confidential, except as required by law. The Parties Agree that any information in the possession of the AccuPoll Parties that pertains to the Lender Parties, and that has not been publicly disclosed, shall be returned to the Lender Parties or destroyed. Any information in the possession of the Lender Parties that pertains to the AccuPoll Parties and that has not been publicly disclosed, shall be returned to the AccuPoll Parties or destroyed. In the event that a form of legal process, such as a subpoena, is received by any of the Parties (the "Receiving Party") and purports to require such Receiving Party to disclose such confidential information, the Receiving Party shall immediately notify the Party whose confidential information is sought, unless so notifying such party is prohibited by law. Once such notice is provided, the Party whose confidential information is sought shall bear the burden and expense of seeking any desired protective order relating to such process, including without limitation asserting any privileges and moving for confidentiality protection. After notice has been provided, if the Receiving Party has not been notified of any motion or other proceeding seeking a protective order, and a reasonable time period has lapsed (at least 20 days), the Receiving Party may respond in full to such process without violating the terms of this Agreement. If the Receiving Party has been notified of any motion or other proceeding seeking a protective order, then the Receiving Party shall not make any disclosure until and unless such motion is denied in full, or shall make only that disclosure required pursuant to the ruling in such motion.

12. Non-Disparagement. The Parties agree not to disparage the other Parties, including any statement that states or implies that this Agreement was the result of any wrongdoing by any of the Parties or their respective affiliates, except as required by law. In addition, the Parties agree that, should any Party bring any action alleging violation of this Paragraph 12, then if it is determined that the Defendant or Defendants in such action did not disparage the complaining Party, then the Party that brought such action shall pay to the Defendants $25,000, in addition to any damages arising from the breach of this provision, plus all attorney's fees and other costs actually incurred in defending against such allegation.

13. Further Documents. The Parties acknowledge that other documents may be necessary to further and complete the covenants, promises and terms of this Agreement, and all Parties agree to cooperate in the preparation, execution and filing of all such documents. Without limiting the foregoing, the Lender Parties

agree to execute all necessary and related documents reasonably requested by the auditors of AccuPoll.

14. No Admissions of Fault, Wrongdoing or Liability. The Parties agree and acknowledge that this Agreement is entered into to avoid the costs and uncertainties of litigation, and neither the Agreement nor any of the terms herein shall be construed or deemed as an admission of any fault, wrongdoing or liability by any of the Parties or their respective affiliates.

15. Nothing in this agreement shall prohibit AccuPoll Parties from fully complying with the reporting requirements of the Securities and Exchange Commission or other reporting agencies.

16. Mutual General Releases.

   a. Each of the AccuPoll Parties, for itself and its current, former and future administrators, affiliates, agents, assigns, attorneys, directors, employees, executors, heirs, insurers, officers, managers, parents, partners, predecessors, representatives, servants, subpartners, subsidiaries, successors, transferees, underwriters, clients, customers, and all persons acting by, through, under or in concert with any of them, and each of them, hereby releases and discharges (i) each of the Lender Parties and each of their respective current, former and future administrators, affiliates, agents, assigns, attorneys, directors, employees, executors, heirs, insurers, officers, managers, parents, partners, predecessors, representatives, servants, shareholders, subpartners, subsidiaries, successors, transferees, underwriters, clients and customers and each of them; and (ii) each of their respective current, former and future administrators, affiliates, agents, assigns, attorneys, directors, employees, executors, heirs, insurers, officers, managers, parents, partners, predecessors, representatives, servants, shareholders, subpartners, subsidiaries, successors, transferees, underwriters, clients and customers, and each of them; and (iii) all persons acting by, through, under or in concert with any of them, of and from any and all actions, causes of action (including without limitation any and all other causes of action for tortious conduct, fraud, fraudulent inducement, usury or otherwise), claims, costs, damages, debts, demands, expenses, liabilities, losses and obligations of every nature, character and description, known or unknown, suspected or unsuspected, actual or contingent, which the releasing party now owns or holds, or has at any time heretofore owned or held, or may at any time hereafter own or hold, by reason of any matter, cause or thing whatsoever incurred, done, omitted or suffered to be done arising out of, or which may hereafter be claimed to arise out of, related to or in any way directly or indirectly connected with any fact, circumstance or event existing

on or prior to the date hereof (all such released or discharged items, are referred to collectively as the "AccuPoll Released Claims").

b. Each of the Lender Parties, for itself and its past, present and future administrators, affiliates, agents, assigns, attorneys, directors, employees, executors, heirs, insurers, officers, managers, parents, partners, predecessors, representatives, servants, shareholders, subpartners, subsidiaries, successors, transferees, underwriters, clients, customers, and all persons acting by, through, under or in concert with any of them, and each of them, hereby releases and discharges (i) each of the AccuPoll Parties and each of their respective current, former and future administrators, affiliates, agents, assigns, attorneys, directors, employees, executors, heirs, insurers, officers, managers, parents, partners, predecessors, representatives, servants, shareholders, subpartners, subsidiaries, successors, transferees, underwriters, clients and customers and each of them; and (ii) each of their respective current, former and future administrators, affiliates, agents, assigns, attorneys, directors, employees, executors, heirs, insurers, officers, managers, parents, partners, predecessors, representatives, servants, shareholders, subpartners, subsidiaries, successors, transferees, underwriters, clients and customers, and each of them; and (iii) all persons acting by, through, under or in concert with any of them, of and from any and all actions, causes of action (including without limitation causes of action for breach of the Palisades Debenture, Hyde Debenture, Livingston Debenture, and the GCH Consulting Agreement, tortious conduct, fraud, fraudulent inducement, usury or otherwise), claims, costs, damages, debts, demands, expenses, liabilities, losses and obligations of every nature, character and description, known or unknown, suspected or unsuspected, actual or contingent, which the releasing party now owns or holds, or has at any time heretofore owned or held, or may at any time hereafter own or hold, by reason of any matter, cause or thing whatsoever incurred, done, omitted or suffered to be done arising out of, or which may hereafter be claimed to arise out of, related to or in any way directly or indirectly connected with any fact, circumstance or event existing on or prior to the date hereof (all such released or discharged items, collectively, "Lender Released Claims," and, together with the AccuPoll Released Claims, the "Released Claims").

c. California Civil Code Acknowledgment. The Parties understand that California Civil Code § 1542 provides as follows:

> "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR"

The Parties expressly waive and relinquish any and all rights that they each may have under the provisions of California Civil Code § 1542, and any other similar provisions of federal law.

17. Assignment. Each of the Parties represents and warrants to each of the other Parties that, except as provided herein, said Party has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity not a party to this agreement any right, claim, demand, damage, debt, liability, obligation, account, reckoning, cost, expense, lien, action, or cause of action which the party has ever had against any of the other Parties to this agreement, or any part or portion thereof. Each of the Parties to this agreement agrees to indemnify each of the other Parties, and to hold each of them harmless, of, from, and against any and all rights, claims, demands, damages, debts, liabilities, obligations, accounts, reckonings, costs, expenses, liens, actions, or causes of action (including the payment of attorneys' fees and costs actually incurred, whether or not litigation is commenced), based on, arising out of or in connection with, or otherwise attributable to, any such transfer or assignment.

18. No Waiver of Breaches. No delay in exercising any right or remedy shall constitute a waiver thereof, and no waiver by a Party of a breach of this agreement shall be a waiver of any preceding or succeeding breach.

19. Notices.

a. Manner. Any notices given under this Agreement shall be in writing and shall be served (i) in person by hand delivery; (ii) if within the United States, by first class or express U.S. Mail with postage prepaid (return receipt requested pursuant to registered or certified mail); or (iii) by a nationally recognized overnight commercial delivery service with charges prepaid. Notices may also effectively be given by fax if the Party to whom the Notice is being sent has an operational fax machine in its office and if a complete copy of the Notice is also served simultaneously by one of the three methods set forth in the previous sentence. Notices shall be deemed received only upon actual receipt. For any notice under this agreement there shall be a 10 day cure period after such notice. Notices shall be directed to the following addresses:

(i) Lender Parties
Attn: Reid Breitman
Corporate Legal Services, LLP
2224 Main Street
Santa Monica, California 90403
Telephone: (310) 396-4400
Fax: (310) 396-3291

with a copy to:

Corrigan & Morris LLP
Attn: Brian T. Corrigan, Esq.
201 Santa Monica Boulevard, Suite 475
Santa Monica, California 90401-2212
Telephone: (310) 394-2829
Fax: (310) 394-2825

(ii) AccuPoll Parties
William E. Nixon
15101 Red Hill Avenue
Suite 220
Tustin, CA 92780
Telephone: (949) 200-4000
Fax: (714) 258-7800

with a copy to:

Todd B. Becker
Law Offices of Todd B. Becker
3750 E. Anaheim St., Suite 100
Long Beach, California 90804
Telephone: (562) 495-1500
Fax: (562) 494-8904

b. Changes. Any Party may change its address for notice purposes by giving written notice to the other of the change in the manner set forth above, provided that the address change shall not be effective until received.

20. Voluntary Agreement. This Agreement is freely and voluntarily entered into by each of the Parties. The Parties acknowledge and agree that each has been represented in the negotiation of this Agreement by counsel of its own choosing or has had an opportunity and ability to obtain such representation, that it has read this Agreement or had it read to it, that it understands this Agreement, and that it is fully aware of the contents and legal effects of this Agreement.

21. Binding Agreement. The provisions of this Agreement shall be binding upon, and shall obligate, extend to, and inure to the benefit of, each of the legal successors, assigns, transferees, grantees, and heirs of each of the Parties, and all persons who may assume any or all of the above-described capacities subsequent to the execution of this Agreement.

22. Entire Agreement. This Agreement and the Registration Rights Agreement contains the final, complete, exclusive, and entire agreement and understanding concerning the matters referenced in the Recitals between the Parties (except as noted hereafter in this paragraph), and supersedes and/or replaces any and all prior negotiations, proposed agreements, and agreements, whether written or oral on such subject matter. Each of the Parties acknowledges that no other Party, nor any agent or attorney of any other Party, has made any promise, representation, or warranty whatsoever, express or implied, which is not contained herein concerning such subject matter, to induce the Party to execute this Agreement, and acknowledges that the party has not executed this Agreement in reliance upon any such promise, representation, or warranty not contained herein.

23. Modification. This Agreement may not be modified except by a writing signed by all Parties affected by such purported modification.

24. Severability. In the event that any portion of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining portions of this Agreement and the application thereof shall not in any way be affected thereby.

25. Interpretation.

a. Whenever in this Agreement the context may so require, the neuter gender shall be deemed to refer to and include the masculine and the feminine, the singular number shall be deemed to refer to and include the plural, and vice versa.

b. This Agreement is the result of negotiations, and no Party shall be deemed to have drafted this Agreement for purposes of construing any portion of the Agreement for or against any Party.

c. The descriptive headings in this Agreement are included for convenience of reference and are not intended to affect the meaning or construction of any of the provisions herein.

d. Any exhibit attached hereto shall be deemed to have been incorporated herein by this reference as if set forth herein at length.

26. Attorneys' Fees and Costs. In the event that one of the Parties is required to incur attorneys' fees and/or costs to enforce or interpret any provision of this Agreement or is required to defend any action brought by the other Party, based on, arising from or related to this Agreement or to a matter released under this Agreement, the unsuccessful Party agrees to pay to the prevailing Party its actual attorneys' fees and costs, whether or not litigation is actually commenced.

27. Governing Law and Jurisdiction. This Agreement shall in all respects be interpreted, enforced, and governed by and under the laws of the State of California without giving effect to its conflicts of law provisions. The Parties each expressly agree to the appropriateness of and consent to the venue and jurisdiction in the California state courts located in Santa Monica California as the exclusive forum for the purposes of any action to enforce or interpret this Agreement. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND INSTEAD AGREE THAT ANY SUCH DISPUTE SHALL BE RESOLVED BY COURT TRIAL. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY.

28. Arbitration. To the extent the waiver of jury trial above is not enforceable, and only to such extent, any controversy, claim, or counterclaim arising from this agreement shall be submitted to and decided by final and binding arbitration by a three member panel of arbitrators administered in Santa Monica, California by the American Arbitration Association under its commercial rules. One arbitrator will be chosen by each of the Lender Parties and AccuPoll Parties, respectively. A third arbitrator will be chosen by the two arbitrators so selected. The arbitration shall generally be administered in accordance with the American Arbitration Association's Commercial Arbitration Rules. The Arbitration Panel will have no authority to award punitive damages, and each party hereby irrevocably waives any right to recover such damages with respect to any issue resolved by arbitration or any bench trial, and the arbitrator may not, in any event, either make any ruling, finding or award that does not conform to the terms and conditions of this Agreement, or alter, amend, modify or change any of the terms of this Agreement. The Arbitration Panel's decision shall be rendered within 30 days after the conclusion of the arbitration hearing, and the Arbitration Panel shall make findings of fact and shall set forth the reasons and legal bases for the decision. Such Arbitration Panel's decision shall be final and binding on the parties and a judgment upon the decision rendered may be entered in any court having jurisdiction thereof.

29. Capacity to Execute. Each of the Parties, and each person signing this Agreement, represents and warrants that it and its representative(s) executing this Agreement on its behalf each has the authority and capacity to execute this Agreement.

30. Counterparts. The Parties may execute this Agreement, and any modification(s) hereof, in two or more counterparts which shall, in the aggregate, be signed by all of the Parties. Each counterpart shall be deemed an original instrument as against any Party who has signed it. A faxed copy of the signature of any of the Parties shall have the same force and effect as an original signature of such Party.

WHEREFORE, the Parties have executed this agreement on the day and year set out next to each of their signatures.

AccuPoll Parties:

September 27 2005

By: ______________________
William E. Nixon, CEO and President
For: AccuPoll Holding Corp. and AccuPoll, Inc.

September 27, 2005

By: ______________________
Dennis Vadura, individual capacity

Lender Parties:

September 26, 2005

By: ______________________
Reid Breitman, Managing Partner
For: Corporate Legal Services, LLP

September 26, 2005

By: ______________________
Reid Breitman, President
For: Palisades Capital, LLC

September __, 2005

By: ______________________
Name: C. Rytton
Title: Director
For: Hyde Investments, Inc.

September __, 2005

By: ______________________
Name: E. Rytton
Title: Director
For: Livingston Investments, Ltd.

September 29, 2005

By: ______________________
Name: C. Dunnigan
Title: Corp. Sec'y.
For: GCH Capital, Ltd.